Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
8905 Towne Centre Drive, Suite 108
San Diego, CA 92122

FOR IMMEDIATE RELEASE
Wednesday, February 21, 2018
Retail Opportunity Investments Corp. Reports 2017 Results
San Diego, CA, February 21, 2018 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the twelve and three months ended December 31, 2017.
YEAR 2017 HIGHLIGHTS
• $38.5mm of net income attributable to common stockholders ($0.35 per diluted share)
• 5.6% increase in Funds From Operations (FFO)(1) per diluted share to $1.14 (’17 vs. ’16)
• $357.6 million of grocery-anchored shopping centers acquired during 2017
• 97.5% portfolio lease rate at year-end 2017 (4th consecutive year above 97%)
• 1.4 million square feet of leases executed (new and renewed)
• 26.6% increase in same-space cash rents on new leases (9.6% increase on renewals)
•3.1% increase in same-center cash net operating income (2017 vs. 2016)
•$305.6 million of capital raised (common equity and unsecured debt)
• 90.5% of total debt effectively fixed-rate at year-end
•4.2% increase in cash dividends paid (2017 vs. 2016)
4TH QUARTER 2017 HIGHLIGHTS
• $10.8mm of net income attributable to common stockholders ($0.10 per diluted share)
• 11.1% increase in FFO per diluted share to $0.30 (4Q’17 vs 4Q’16)
• $155.8 million of grocery-anchored shopping centers acquired in 4Q’17
• 2.9% increase in same-center cash net operating income (4Q’17 vs. 4Q’16)
• 14.1% increase in same-space cash rents on new leases (9.0% increase on renewals)
• 3.7x interest coverage for 4Q’17
• $0.1875 quarterly cash dividend paid in 4Q’17
• 4.0% increase in quarterly cash dividend ($0.1950 quarterly cash dividend declared in 1Q’18)
_______________________________________
(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.
Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “During 2017 we continued to execute our business plan, posting another solid year of portfolio growth and performance. We added over one million square feet to our portfolio through acquiring $357.6 million of grocery-anchored shopping centers in 2017. Additionally, we leased approximately 1.4 million square feet of space during the year, maintained our portfolio lease rate at over 97%, and again achieved solid releasing spreads and same-center NOI growth.” Tanz added, “The underlying fundamentals remain strong across our portfolio and core West Coast markets. Going forward, we intend to continue working hard at capitalizing on these strong fundamentals to further enhance the value of our business.”
FINANCIAL SUMMARY
For the twelve months ended December 31, 2017, GAAP net income attributable to common stockholders was $38.5 million, or $0.35 per diluted share, as compared to GAAP net income of $32.8 million, or $0.31 per diluted share for the twelve months ended December 31, 2016. For the three months ended December 31, 2017, GAAP net income attributable to common stockholders was $10.8 million, or $0.10 per diluted share, as compared to GAAP net income of $9.6 million, or $0.09 per diluted share for the three months ended December 31, 2016.

FFO for the full year 2017 was $138.9 million, or $1.14 per diluted share, as compared to $124.8 million in FFO, or $1.08 per diluted share, for the full year 2016, representing a 5.6% increase on a per diluted share basis. FFO for the fourth quarter of 2017 was $37.0 million, or $0.30 per diluted share, as compared to $33.2 million in FFO, or $0.27 per diluted share for the fourth quarter of 2016, representing an 11.1% increase on a per diluted share basis. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At December 31, 2017, ROIC had a total market capitalization of approximately $4.0 billion with approximately $1.5 billion of principal debt outstanding, equating to a 37.8% debt-to-total market capitalization ratio. ROIC’s principal debt outstanding was comprised of $106.3 million of mortgage debt and approximately $1.4 billion of unsecured debt, including $143.5 million outstanding on its unsecured revolving credit facility at December 31, 2017. For the fourth quarter of 2017, ROIC’s interest coverage was 3.7 times and 92.4% of its portfolio was unencumbered (based on gross leasable area) at year-end 2017. Additionally, at December 31, 2017, 90.5% of ROIC’s total debt was effectively fixed-rate with a remaining weighted average maturity of 7.6 years.
2017 ACQUISITION SUMMARY
During 2017, ROIC acquired ten grocery-anchored shopping centers totaling $357.6 million, encompassing approximately 1.1 million square feet. Included in the $357.6 million, during the fourth quarter ROIC acquired four grocery-anchored shopping centers for a total of $155.8 million.
In October 2017, ROIC acquired the following two-property portfolio for $96.5 million. ROIC funded the acquisition with the issuance of approximately $51.1 million of ROIC common equity, based on a value of $21.25 per share, and the assumption of two existing mortgages encumbering the properties totaling $44.5 million in principal debt outstanding.
Riverstone Marketplace
Riverstone Marketplace is approximately 96,000 square feet and is anchored by Kroger (QFC) Supermarket. The property is located in Vancouver, Washington, within the Portland metropolitan area, and is currently 98.5% leased.
Fullerton Crossroads
Fullerton Crossroads is approximately 220,000 square feet and is anchored by Kroger (Ralph’s) Supermarket. The property is located in Fullerton, California, within Orange County, and is currently 99.4% leased.
North Lynnwood Shopping Center
In October 2017, ROIC acquired North Lynnwood Shopping Center for $13.3 million. The shopping center is approximately 64,000 square feet and is anchored by Kroger (QFC) Supermarket. The property is located in Lynnwood, Washington, within the Seattle metropolitan area, and is currently 91.3% leased.
The Village at Nellie Gail Ranch
In November 2017, ROIC acquired The Village at Nellie Gail Ranch for $46.0 million. The shopping center is approximately 88,000 square feet and is anchored by Smart & Final Extra Supermarket. The property is located in Laguna Hills, California, within Orange County, and is currently 98.5% leased.
2018 YEAR-TO-DATE ACQUISITION ACTIVITY
Year-to-date in 2018, ROIC has binding contracts to acquire two grocery-anchored shopping centers, in separate transactions, totaling $34.6 million.

King City Plaza
ROIC has a binding contract to acquire King City Plaza for $15.6 million. The shopping center is approximately 63,000 square feet and is anchored by Grocery Outlet Supermarket and McCann’s Pharmacy. The property is located in King City, Oregon, within the Portland metropolitan area, and is currently 100% leased.
Stadium Center
ROIC has a binding contract to acquire Stadium Center for $19.0 million. The shopping center is approximately 49,000 square feet and is anchored by Thriftway Supermarket. The property is located in Tacoma, Washington, within the Seattle metropolitan area, and is currently 100% leased.
PROPERTY OPERATIONS SUMMARY
At December 31, 2017, ROIC’s portfolio was 97.5% leased. For the full year 2017, same-center net operating income (NOI) was $154.7 million, as compared to $150.1 million in same-center NOI for the full year 2016, representing a 3.1% increase. For the fourth quarter of 2017, same-center NOI was $43.2 million, as compared to $41.9 million in same-center NOI for the fourth quarter of 2016, representing a 2.9% increase. ROIC reports same-center NOI on a cash basis. A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.
For the full year 2017, ROIC executed 420 leases, totaling approximately 1.4 million square feet, including 155 new leases, totaling 397,215 square feet, achieving a 26.6% increase in same-space comparative base rent, and 265 renewed leases, totaling 957,706 square feet, achieving a 9.6% increase in base rent. During the fourth quarter of 2017, ROIC executed 102 leases, totaling 393,206 square feet, including 38 new leases, totaling 95,806 square feet, achieving a 14.1% increase in same-space comparative base rent, and 64 renewed leases, totaling 297,400 square feet, achieving a 9.0% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
CAPITAL MARKETS SUMMARY
During the fourth quarter of 2017, in connection with acquiring two shopping centers, ROIC issued approximately 2.6 million shares of common stock based on a value of $21.25 per share, equating to $54.9 million. Furthermore, during the fourth quarter of 2017, ROIC sold, through a private placement, $250 million of senior unsecured notes due 2027. Additionally, during the fourth quarter of 2017, and year-to-date in 2018, ROIC has issued approximately 109,000 shares of common stock through its ATM program, raising approximately $2.2 million in net proceeds.
CASH DIVIDEND
On December 28, 2017, ROIC distributed an $0.1875 per share cash dividend. For the year 2017, ROIC distributed cash dividends totaling $0.75 per share, representing a 4.2% increase over dividends paid during 2016. On February 20, 2018, ROIC’s board of directors declared a cash dividend of $0.1950 per share, payable on March 29, 2018 to stockholders of record on March 15, 2018. The $0.1950 per share dividend represents a 4.0% increase as compared to ROIC’s previous dividend.
2018 FFO GUIDANCE
ROIC currently estimates that FFO for the full year 2018 will be within the range of $1.16 to $1.20 per diluted share, and net income to be within the range of $0.39 to $0.41 per diluted share. The following table provides a reconciliation of GAAP net income to FFO.

	Year Ended December 31, 2018
	Low End	High End
GAAP net income applicable to stockholders	$48,425	$51,489
Plus: Depreciation and amortization	96,256	98,181
Funds From Operations (FFO) applicable to common stockholders	$144,681	$149,670

Diluted Shares	124,725	124,725

Earnings per share (diluted)	$0.39	$0.41
FFO per share (diluted)	$1.16	$1.20

ROIC’s estimates are based on numerous underlying assumptions. ROIC’s management will discuss the company’s guidance and underlying assumptions on its February 22, 2018 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Thursday, February 22, 2018 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 3558668. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on February 22, 2018 and will be available until 3:00 p.m. Eastern Time on March 1, 2018. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 3558668. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of December 31, 2017, ROIC owned 91 shopping centers encompassing approximately 10.5 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's.  Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,
	2017	2016
ASSETS
Real Estate Investments:
Land	$878,797	$766,199
Building and improvements	2,230,600	1,920,819
	3,109,397	2,687,018
Less: accumulated depreciation	260,115	193,021
Real Estate Investments, net	2,849,282	2,493,997
Cash and cash equivalents	11,553	13,125
Restricted cash	5,412	125
Tenant and other receivables, net	43,257	35,820
Deposits	500	—
Acquired lease intangible assets, net	82,778	79,205
Prepaid expenses	2,853	3,317
Deferred charges, net	37,167	34,753
Other	6,396	2,627
Total assets	$3,039,198	$2,662,969

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,816	$299,191
Credit facility	140,329	95,654
Senior Notes Due 2027	248,751	—
Senior Notes Due 2026	199,752	199,727
Senior Notes Due 2024	245,887	245,354
Senior Notes Due 2023	245,696	245,051
Mortgage notes payable	107,915	71,303
Acquired lease intangible liabilities, net	178,984	154,958
Accounts payable and accrued expenses	18,638	18,294
Tenants’ security deposits	6,771	5,950
Other liabilities	18,018	11,922
Total liabilities	1,709,557	1,347,404

Commitments and contingencies

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 112,347,451 and 109,301,762 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	11	11
Additional paid-in capital	1,412,590	1,357,910
Dividends in excess of earnings	(210,490)	(165,951)
Accumulated other comprehensive loss	1,856	(3,729)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,203,967	1,188,241
Non-controlling interests	125,674	127,324
Total equity	1,329,641	1,315,565
Total liabilities and equity	$3,039,198	$2,662,969

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues
Base rents	$55,686	$48,401	$210,564	$183,330
Recoveries from tenants	15,718	13,812	58,818	51,454
Other income	1,350	857	3,878	2,405
Total revenues	72,754	63,070	273,260	237,189

Operating expenses
Property operating	10,521	8,440	39,151	32,201
Property taxes	7,862	6,756	29,663	25,058
Depreciation and amortization	24,926	22,503	96,256	88,359
General and administrative expenses	3,312	3,065	14,103	13,120
Acquisition transaction costs	—	211	4	824
Other expense	103	95	418	456
Total operating expenses	46,724	41,070	179,595	160,018

Operating income	26,030	22,000	93,665	77,171
Non-operating expenses
Interest expense and other finance expenses	(13,917)	(11,348)	(50,977)	(40,741)
Net income	12,113	10,652	42,688	36,430
Net income attributable to non-controlling interests	(1,264)	(1,031)	(4,211)	(3,676)
Net Income Attributable to Retail Opportunity Investments Corp.	$10,849	$9,621	$38,477	$32,754

Earnings per share – basic and diluted	$0.10	$0.09	$0.35	$0.31

Dividends per common share	$0.1875	$0.1800	$0.7500	$0.7200

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income attributable to ROIC	$10,849	$9,621	$38,477	$32,754
Plus: Depreciation and amortization	24,926	22,503	96,256	88,359
Funds from operations – basic	35,775	32,124	134,733	121,113
Net income attributable to non-controlling interests	1,264	1,031	4,211	3,676
Funds from operations – diluted	$37,039	$33,155	$138,944	$124,789

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended December 31,				Year Ended December 31,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Number of shopping centers included in same-center analysis	78	78			72	72
Same-center occupancy	97.5%	97.6%		(0.1)%	97.7%	97.4%		0.3%

Revenues:
Base rents	$43,457	$42,119	$1,338	3.2%	$158,816	$153,157	$5,659	3.7%
Percentage rent	1,024	1,019	5	0.5%	1,265	1,423	(158)	(11.1)%
Recoveries from tenants	13,844	13,528	316	2.3%	50,146	48,013	2,133	4.4%
Other property income	1,279	651	628	96.5%	3,670	2,037	1,633	80.2%
Total Revenues	59,604	57,317	2,287	4.0%	213,897	204,630	9,267	4.5%
Operating Expenses
Property operating expenses	$9,298	$8,668	$630	7.3%	$33,563	$30,891	$2,672	8.6%
Bad debt expense	436	142	294	207.0%	1,542	1,089	453	41.6%
Property taxes	6,703	6,558	145	2.2%	24,087	22,527	1,560	6.9%
Total Operating Expenses	16,437	15,368	1,069	7.0%	59,192	54,507	4,685	8.6%
Same-Center Cash Net Operating Income	$43,167	$41,949	$1,218	2.9%	$154,705	$150,123	$4,582	3.1%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP operating income	$26,030	$22,000	$93,665	$77,171
Depreciation and amortization	24,926	22,503	96,256	88,359
General and administrative expenses	3,312	3,065	14,103	13,120
Acquisition transaction costs	—	211	4	824
Other expense	103	95	418	456
Property revenues and other expenses (1)	(5,500)	(4,117)	(22,404)	(17,636)
Total Company cash NOI	48,871	43,757	182,042	162,294
Non same-center cash NOI	(5,704)	(1,808)	(27,337)	(12,171)
Same-center cash NOI	$43,167	$41,949	$154,705	$150,123

_____________________

(1)
Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.
The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net